Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2014

•	Revenue declined 3% on a constant-currency basis

•	Digital revenue increased 6% on a constant-currency basis

•	Cash balance improved to $149 million for the quarter ended March 31, 2014 from $129 million for the quarter ended December 31, 2013

•	Net loss was $59 million versus net income of $4 million in the prior-year quarter

NEW YORK, May 8, 2014—Warner Music Group Corp. today announced its second-quarter financial results for the period ended March 31, 2014.

“We have begun to see the strength in our release schedule for the remainder of the fiscal year,” said Stephen Cooper, Warner Music Group’s CEO. “Through our A&R, marketing and promotional efforts, we continue to discover and develop new artists and further the careers of established artists.”

“We were very pleased to complete another successful refinancing last month, which will generate cash interest savings of approximately $30 million per year,” added Brian Roberts, Warner Music Group’s Executive Vice President and CFO. “We remain strongly committed to delivering solid free cash flow in the quarters to come.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	% Change
	(unaudited)	(unaudited)
Revenue	$653	$675	(3%)
Digital revenue	295	281	5%
Operating (loss) income	(5)	57	—
Adjusted operating income(1)	28	60	(53%)
OIBDA	74	116	(36%)
Adjusted OIBDA(1)	107	119	(10%)
Net (loss) income	(59)	4	—
Adjusted net (loss) income(1)	$(26)	$7	—

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

For the quarter, revenue declined 3.3% (or 2.7% in constant currency). Excluding the July 1, 2013 acquisition of Parlophone Label Group (“PLG”), revenue declined 13.9% (or 13.4% in constant currency), due to a lighter release schedule than in the prior-year quarter. Including PLG, the growth in artist services and expanded rights revenue, digital revenue and Recorded Music licensing revenue was more than offset by declines in Recorded Music physical revenue and Music Publishing mechanical and performance revenue. Constant-currency revenue growth in the U.K., Italy, France and other parts of Europe, driven in part by the PLG acquisition, was more than offset by declines in the U.S., Canada, Japan and other parts of Asia. Digital revenue grew 5.0% (or 5.7% in constant currency), and digital revenue represented 45.2% of total revenue, compared to 41.6% in the prior-year quarter. Growth in digital revenue reflects the acquisition of PLG as well as growth in streaming revenue, partially offset by declines in download revenue largely resulting from the release schedule. Excluding PLG, digital revenue declined 5.3% (or 4.7% in constant currency).

Adjusted operating margin declined 4.6 percentage points to 4.3% from 8.9%. Adjusted OIBDA declined 10.1% to $107 million and Adjusted OIBDA margin contracted 1.2 percentage points to 16.4% from 17.6%. The decline in Adjusted OIBDA and Adjusted OIBDA margin is a result of the release schedule. Excluding PLG, Adjusted OIBDA declined 21.8% to $93 million and Adjusted OIBDA margin declined 1.6 percentage points to 16.0%.

Adjusted net loss was $26 million compared to adjusted net income of $7 million in the prior-year quarter.

Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss) exclude the impact of expenses relating to the integration of PLG. See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income (loss).

As of March 31, 2014, the company reported a cash balance of $149 million, total long-term debt of $2.869 billion and net debt (total long-term debt, including the current portion, minus cash) of $2.720 billion. There was no balance outstanding on the revolver as of March 31, 2014.

Cash provided by operating activities was $131 million compared to $135 million in the prior-year quarter. The decline in cash provided by operating activities primarily reflects the decline in OIBDA due in part to the impact of expenses relating to the integration of PLG. Free Cash Flow, defined below, was $82 million compared to $121 million in the prior-year quarter, which reflects an increase in capital expenditures, partially related to the PLG integration, and an increase in cash paid for investments.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	% Change
	(unaudited)	(unaudited)
Revenue	$535	$554	(3%)
Digital revenue	273	262	4%
Operating (loss) income	(19)	45	—
Adjusted operating income(1)	14	45	(69%)
OIBDA	39	86	(55%)
Adjusted OIBDA(1)	$72	$86	(16%)

(1)	See “Supplemental Disclosures Regarding Non-GAAP Financial Measures” at the end of this release for details regarding these measures.

Recorded Music revenue declined 3.4% (or 2.7% in constant currency). Excluding PLG, revenue declined 16.4% (or 15.8% in constant currency) due to the release schedule. Including PLG, artist services and expanded-rights revenue, digital revenue and licensing revenue all grew, but were more than offset by a decline in physical revenue. Artist services and expanded rights revenue growth was primarily driven by an increase in concert promotion revenue in Italy and France. Licensing revenue growth was driven by the acquisition of PLG. Digital revenue growth of 4.2% (or 5.0% in constant currency) was driven by the acquisition of PLG as well as growth in streaming revenue. Digital revenue represented 51.0% of total Recorded Music revenue, compared to 47.3% in the prior-year quarter. Domestic Recorded Music digital revenue was $139 million, or 63.5% of total domestic Recorded Music revenue. Excluding PLG, digital revenue declined 6.9% (or 6.2% in constant currency). Major sellers included Bruno Mars, Jason Derulo, Macklemore & Ryan Lewis, Kylie Minogue and Passenger.

Recorded Music Adjusted operating margin contracted 5.5 percentage points to 2.6% from 8.1% in the prior-year quarter. Recorded Music Adjusted OIBDA was down 16.3% to $72 million while Recorded Music Adjusted OIBDA margin declined 2.0 percentage points to 13.5% from 15.5%. Excluding PLG, Recorded Music Adjusted OIBDA declined 32.6% to $58 million and Recorded Music Adjusted OIBDA margin declined 3.0 percentage points to 12.5% due to the release schedule and an increase in product costs associated with growth in artist services and expanded rights revenue.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	% Change
	(unaudited)	(unaudited)
Revenue	$122	$127	(4%)
Digital revenue	23	21	10%
Operating income	37	37	—
OIBDA	55	53	4%

Music Publishing revenue declined 3.9% on both an as-reported and constant-currency basis. Digital revenue grew 9.5%, on both an as-reported and constant-currency basis, due to growth in streaming revenue. Synchronization revenue was flat (or down 3.6% in constant currency), reflecting the timing of deals. Performance revenue was down $1 million, or 2.1% (4.1% in constant currency), driven by the timing of collection society distributions. Mechanical revenue fell 18.5%, on both an as-reported and constant-currency basis, due to the continued transition from physical to digital sales.

Music Publishing operating margin improved 1.2 percentage points to 30.3% from 29.1% in the prior-year quarter. Music Publishing OIBDA grew 3.8% to $55 million, while Music Publishing OIBDA margin expanded 3.4 percentage points to 45.1% from 41.7% due to a one-time benefit to royalty costs.

Financial details for the quarter can be found in the company’s current Form 10-Q for the period ended March 31, 2014, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, East West, Elektra, Erato, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros., Warner Classics, Warner Music Nashville and Word, as well as Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance, including, but not limited to, statements regarding the company’s PLG integration plans. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Six Months Ended 3/31/14 versus 3/31/13

(dollars in millions)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	% Change
	(unaudited)	(unaudited)
Revenues	$653	$675	(3%)
Costs and expenses:
Cost of revenues	(319)	(327)	(2%)
Selling, general and administrative expenses	(273)	(244)	12%
Amortization expense	(66)	(47)	40%

Total costs and expenses	$(658)	$(618)	6%

Operating (loss) income	$(5)	$57	—
Interest expense, net	(54)	(49)	10%
Other expense, net	(3)	(4)	(25%)

(Loss) income before income taxes	$(62)	$4	—
Income tax benefit	3	—	NM

Net (loss) income	$(59)	$4	—
Less: income attributable to noncontrolling interest	(1)	(2)	(50%)

Net (loss) income attributable to Warner Music Group Corp.	$(60)	$2	—

	For the Six Months Ended March 31, 2014	For the Six Months Ended March 31, 2013	% Change
	(unaudited)	(unaudited)
Revenues	$1,468	$1,444	2%
Costs and expenses:
Cost of revenues	(760)	(734)	4%
Selling, general and administrative expenses	(566)	(507)	12%
Amortization expense	(132)	(95)	39%

Total costs and expenses	$(1,458)	$(1,336)	9%

Operating income	$10	$108	(91%)
Loss on extinguishment of debt	—	(83)	—
Interest expense, net	(109)	(102)	7%
Other expense, net	(7)	(9)	(22%)

Loss before income taxes	$(106)	$(86)	23%
Income tax benefit	11	11	—

Net loss	$(95)	$(75)	27%
Less: income attributable to noncontrolling interest	(2)	(3)	(33%)

Net loss attributable to Warner Music Group Corp.	$(97)	$(78)	24%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets as of 3/31/14 versus 9/30/13

(dollars in millions)

	March 31, 2014	September 30, 2013%
	(unaudited)	(audited)	Change
Assets:
Current assets
Cash & equivalents	$149	$155	(4%)
Accounts receivable, net	394	511	(23%)
Inventories	35	33	6%
Royalty advances (expected to be recouped w/in 1 year)	103	93	11%
Deferred tax assets	43	43	—
Other current assets	84	59	42%

Total current assets	$808	$894	(10%)
Royalty advances (expected to be recouped after 1 year)	191	173	10%
Property, plant & equipment, net	187	180	4%
Goodwill	1,679	1,668	1%
Intangible assets subject to amortization, net	3,031	3,107	(2%)
Intangible assets not subject to amortization	120	120	—
Other assets	114	110	4%

Total assets	$6,130	$6,252	(2%)

Liabilities and Equity:
Current liabilities
Accounts payable	$210	$280	(25%)
Accrued royalties	1,140	1,147	(1%)
Accrued liabilities	272	321	(15%)
Accrued interest	75	75	—
Deferred revenue	263	139	89%
Current portion of long-term debt	13	13	—
Other current liabilities	10	25	(60%)

Total current liabilities	$1,983	$2,000	(1%)

Long-term debt	2,856	2,854	—
Deferred tax liabilities, net	416	439	(5%)
Other noncurrent liabilities	234	216	8%

Total liabilities	$5,489	$5,509	—

Equity:
Common stock	—	—	NM
Additional paid-in capital	1,128	1,128	—
Accumulated deficit	(438)	(341)	28%
Accumulated other comprehensive loss	(67)	(61)	10%

Total Warner Music Group Corp. equity	$623	$726	(14%)

Noncontrolling interest	18	17	6%

Total equity	641	743	(14%)

Total liabilities and equity	$6,130	$6,252	(2%)

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended 3/31/14 versus 3/31/13

(dollars in millions)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013
	(unaudited)	(unaudited)
Net cash provided by operating activities	$131	$135
Net cash used in investing activities	(49)	(14)
Net cash used in financing activities	(59)	(11)
Effect of foreign currency exchange rates on cash and equivalents	(3)	(5)

Net increase in cash and equivalents	$20	$105

	For the Six Months Ended March 31, 2014	For the Six Months Ended March 31, 2013
	(unaudited)	(unaudited)
Net cash provided by operating activities	$79	$125
Net cash used in investing activities	(75)	(29)
Net cash used in financing activities	(5)	(97)
Effect of foreign currency exchange rates on cash and equivalents	(5)	(7)

Net decrease in cash and equivalents	$(6)	$(8)

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net (loss) income and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 4. Warner Music Group Corp. - Reconciliation of OIBDA to Net Loss, Three and Six Months Ended 3/31/14 versus 3/31/13

(dollars in millions)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	% Change
	(unaudited)	(unaudited)
OIBDA	$74	$116	(36%)
Depreciation expense	(13)	(12)	8%
Amortization expense	(66)	(47)	40%

Operating (loss) income	$(5)	$57	—
Interest expense, net	(54)	(49)	10%
Other expense, net	(3)	(4)	(25%)

(Loss) income before income taxes	$(62)	$4	—
Income tax benefit	3	—	NM

Net (loss) income	$(59)	$4	—
Less: income attributable to noncontrolling interest	(1)	(2)	(50%)

Net (loss) income attributable to Warner Music Group Corp.	$(60)	$2	—

Operating income margin	(0.8%)	8.4%
OIBDA margin	11.3%	17.2%

	For the Six Months Ended March 31, 2014	For the Six Months Ended March 31, 2013	% Change
	(unaudited)	(unaudited)
OIBDA	$167	$228	(27%)
Depreciation expense	(25)	(25)	—
Amortization expense	(132)	(95)	39%

Operating income	$10	$108	(91%)
Loss on extinguishment of debt	—	(83)	—
Interest expense, net	(109)	(102)	7%
Other expense, net	(7)	(9)	(22%)

Loss before income taxes	$(106)	$(86)	23%
Income tax benefit	11	11	—

Net loss	$(95)	$(75)	27%
Less: income attributable to noncontrolling interest	(2)	(3)	(33%)

Net loss attributable to Warner Music Group Corp.	$(97)	$(78)	24%

Operating income margin	0.7%	7.5%
OIBDA margin	11.4%	15.8%

Figure 5. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Six Months Ended 3/31/14 versus 3/31/13

(dollars in millions)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	% Change
	(unaudited)	(unaudited)
Total WMG operating (loss) income - U.S. GAAP	$(5)	$57	—
Depreciation and amortization expense	79	59	34%

Total WMG OIBDA	$74	$116	(36%)

Operating (loss) income margin	(0.8%)	8.4%
OIBDA margin	11.3%	17.2%

Recorded Music operating (loss) income - U.S. GAAP	$(19)	$45	—
Depreciation and amortization expense	58	41	41%

Recorded Music OIBDA	$39	$86	(55%)

Recorded Music operating (loss) income margin	(3.6%)	8.1%
Recorded Music OIBDA margin	7.3%	15.5%

Music Publishing operating income - U.S. GAAP	$37	$37	—
Depreciation and amortization expense	18	16	13%

Music Publishing OIBDA	$55	$53	4%

Music Publishing operating income margin	30.3%	29.1%
Music Publishing OIBDA margin	45.1%	41.7%

	For the Six Months Ended March 31, 2014	For the Six Months Ended March 31, 2013	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$10	$108	(91%)
Depreciation and amortization expense	157	120	31%

Total WMG OIBDA	$167	$228	(27%)

Operating income margin	0.7%	7.5%
OIBDA margin	11.4%	15.8%

Recorded Music operating income - GAAP	$16	$119	(87%)
Depreciation and amortization expense	116	81	43%

Recorded Music OIBDA	$132	$200	(34%)

Recorded Music operating income margin	1.3%	9.8%
Recorded Music OIBDA margin	10.8%	16.5%

Music Publishing operating income - GAAP	$39	$36	8%
Depreciation and amortization expense	35	33	6%

Music Publishing OIBDA	$74	$69	7%

Music Publishing operating income margin	15.6%	14.8%
Music Publishing OIBDA margin	29.6%	28.4%

Adjusted Operating Income, Adjusted OIBDA and Adjusted Net (Loss) Income

Adjusted operating income, Adjusted OIBDA and Adjusted net (loss) income is operating income, OIBDA and net (loss) income, respectively, adjusted to exclude the impact of certain items that affect comparability (“Factors Affecting Comparability”). Factors affecting period-to-period comparability of the unadjusted measures in fiscal year 2014 included the acquisition and integration expenses related to our acquisition of PLG, which existed in fiscal year 2014 but not 2013. We use Adjusted operating income, Adjusted OIBDA and Adjusted net (loss) income to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income, OIBDA and net loss attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Six Months Ended 3/31/14 versus 3/31/13

(dollars in millions)

For the Three Months Ended March 31, 2014
	Total WMG Operating (Loss) Income	Recorded Music Operating (Loss) Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(5)	$(19)	$37	$74	$39	$55	$(59)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	16	16	—	16	16	—	16
PLG Restructuring expense	17	17	—	17	17	—	17

Adjusted Results	$28	$14	$37	$107	$72	$55	$(26)

Adjusted Margin	4.3%	2.6%	30.3%	16.4%	13.5%	45.1%

For the Three Months Ended March 31, 2013
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Loss	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$57	$45	$37	$116	$86	$53	$4
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	3	—	—	3	—	—	3

Adjusted Results	$60	$45	$37	$119	$86	$53	$7

Adjusted Margin	8.9%	8.1%	29.1%	17.6%	15.5%	41.7%

For the Six Months Ended March 31, 2014
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$10	$16	$39	$167	$132	$74	$(95)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	36	36	—	36	36	—	36
PLG Restructuring expense	24	24	—	24	24	—	24

Adjusted Results	$70	$76	$39	$227	$192	$74	$(35)

Adjusted Margin	4.8%	6.2%	15.6%	15.5%	15.7%	29.6%

For the Six Months Ended March 31, 2013
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$108	$119	$36	$228	$200	$69	$(75)
Factors Affecting Comparability:
PLG Professional Fees and Integration Costs	3	—	—	3	—	—	3

Adjusted Results	$111	$119	$36	$231	$200	$69	$(72)

Adjusted Margin	7.7%	9.8%	14.8%	16.0%	16.5%	28.4%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue, including, for example, the $4 million unfavorable impact of exchange rates on our Total and Recorded Music revenue, in the three months ended March 31, 2014 compared to the prior-year quarter. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended 3/31/14 versus 3/31/13 as Reported and Constant Currency

(dollars in millions)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2013
	As reported (unaudited)	As reported (unaudited)	Constant (unaudited)

US revenue
Recorded Music	$219	$249	$249
Music Publishing	52	56	56
International revenue
Recorded Music	316	305	301
Music Publishing	70	71	71
Intersegment eliminations	(4)	(6)	(6)

Total Revenue	$653	$675	$671

Revenue by Segment:
Recorded Music
Physical	$145	$190	$189
Digital	273	262	260

Total Physical & Digital	418	452	449
Licensing	55	52	51
Artist services & expanded-rights	62	50	50

Total Recorded Music	535	554	550
Music Publishing
Performance	47	48	49
Mechanical	22	27	27
Synchronization	27	27	28
Digital	23	21	21
Other	3	4	2

Total Music Publishing	122	127	127
Intersegment eliminations	(4)	(6)	(6)

Total Revenue	$653	$675	$671

Total Digital Revenue	$295	$281	$279

	For the Six Months Ended March 31, 2014	For the Six Months Ended March 31, 2013	For the Six Months Ended March 31, 2013
	As reported (unaudited)	As reported (unaudited)	Constant (unaudited)

US revenue
Recorded Music	$449	$508	$508
Music Publishing	93	91	91

International revenue
Recorded Music	777	703	693
Music Publishing	157	152	152

Intersegment eliminations	(8)	(10)	(10)

Total Revenue	$1,468	$1,444	$1,434

Revenue by Segment:
Recorded Music
Physical	$418	$490	$486
Digital	529	499	495

Total Physical and Digital	947	989	981
Licensing	133	112	110
Artist services & expanded-rights	146	110	110

Total Recorded Music	1,226	1,211	1,201
Music Publishing
Performance	98	95	95
Mechanical	49	53	53
Synchronization	53	49	49
Digital	44	40	41
Other	6	6	5

Total Music Publishing	250	243	243
Intersegment eliminations	(8)	(10)	(10)

Total Revenue	$1,468	$1,444	$1,434

Total Digital Revenue	$571	$536	$533

Free Cash Flow

Free Cash Flow reflects our cash flow used in operating activities less capital expenditures and cash paid for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to service debt, fund ongoing operations and working capital needs, make strategic acquisitions and investments and pay any dividends or fund any repurchases of our outstanding notes or common stock in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, Free Cash Flow is also a primary measure used externally by our investors and analysts for purposes of valuation and comparing our operating performance to other companies in our industry.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net (loss) income as an indicator of operating performance or cash flow used in operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid for investments from “cash flow used in operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash flow used in operating activities.”

Figure 8. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended 3/31/14 versus 3/31/13

(dollars in millions)

	For the Three Months Ended March 31, 2014	For the Three Months Ended March 31, 2013
	(unaudited)	(unaudited)
Net cash flow used in operating activities	$131	$135
Less: Capital expenditures	18	6
Less: Net cash paid for investments	31	8

Free Cash Flow	$82	$121

	For the Six Months Ended March 31, 2014	For the Six Months Ended March 31, 2013
	(unaudited)	(unaudited)

Net cash flow provided by operating activities	$79	$125
Less: Capital expenditures	30	13
Less: Net cash paid for investments	45	16

Free Cash Flow	$4	$96

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Media Contact:	Investor Contact:
James Steven	Erika Begun
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Erika.Begun@wmg.com